UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 18, 2008

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-150110
(Commission File No.)

114 West Magnolia Street
Suite 437
Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

(360) 392-2828
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 18, 2008, we entered into an agreement with Guangdong Hong Mao Enterprises Co. Ltd. (“Guangdong”) wherein it was agreed that Guangdong would assist us with a listing on the NASDAQ stock market by exchanging shares of Guangdong for shares of our common stock. The transaction is subject to the execution of a formal definitive Purchase and Sale Contract. In the event that this agreement is breached for any reason, the non-breaching party may seek damages from the breaching party. The specific amounts of consideration are not provided for in the agreement. Guangdong is responsible for providing us with: audited financial statements; a plan of operation for the next five years; a plan for increasing the number of our shares of common stock outstanding; and, increasing our capital.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: October 10, 2008

FUTURE CANADA CHINA ENVIRONMENT INC.

BY:   HSI CHUN CHIANG
         Hsi Chun Chiang, President, Principal Executive
         Officer, Secretary, Treasurer, Principal Financial
         Officer and Principal Accounting Officer